UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     September 4, 2013 (August 30, 2013)

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32421	58-2342021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1718 New York, NY	10170
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 201-2400
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 30, 2013, Fusion Telecommunications International, Inc. and its newly-formed subsidiary, Fusion Broadvox Acquisition Corp. (collectively, the "Company"), entered into an Asset Purchase and Sale Agreement (the “Agreement”) to acquire specified assets owned by BroadvoxGo! LLC and Cypress Communications, LLC (collectively, “Sellers”) and used in the operation of the cloud communications services segment of Sellers’ business (the “Acquired Business”). The Company also agreed to assume substantially all of the on-going liabilities of the Acquired Business incurred in the ordinary course of business.

The aggregate purchase price for the assets to be purchased from Sellers, net of the assumed liabilities, is $32.1 million (subject to adjustment as provided in the Agreement), payable in cash, at closing. The Company will deliver $200,000 into escrow as a good faith deposit to be refunded to the Company only under certain limited circumstances, such as Sellers’ wrongful failure to complete the sale or the Company’s termination of the Agreement due to Sellers’ failure to satisfy a condition precedent to closing not waived by the Company.

Consummation of the transactions contemplated by the Agreement is subject to the satisfaction of certain conditions precedent, including, but not limited to, completion of an audit of the financial books and records of the Acquired Business, receipt of any applicable regulatory approvals and certain third-party consents, receipt by the Company of sufficient funding to pay the purchase price and provide for reasonable post-acquisition working capital requirements, and other customary conditions of closing.  In addition, the closing of the transactions is subject to demonstration that the Acquired Business achieves annualized earnings before interest, taxes, depreciation and amortization (“EBITDA”) of not less than $5.0 million based on the three months preceding the closing (with a downward adjustment of the purchase price to the extent that such annualized EBITDA is less than $6.0 million but more than $5 million).  Consummation is also subject to the negotiation of a series of mutual acceptable agreements relating to post-closing matters such as (a) certain transition services to be provided to the Company by Sellers, (b) the shared use of certain equipment and systems of Sellers on a transition basis and (c) the Company’s use of certain intellectual property of Sellers on a transition basis.

While the Agreement contemplates that a closing of the sale of the Acquired Business will take place on the later of November 15, 2013 or ten business days following completion of the audit of the Acquired Business, the conditions precedent to closing are such that there can be no assurance that the Company will complete its acquisition of the Acquired Business in that time or at all.

The Acquired Business currently provides a suite of cloud communications services to approximately 5,800 small, medium and large-sized companies.  For the year ended December 31, 2012, the Acquired Business generated unaudited revenues of approximately $30.9 million, over 90% of which is monthly recurring. The Company expects to realize considerable synergies after the transaction is consummated. Each Seller is a limited liability company organized under the laws of the State of Delaware and is affiliated with the other through common control.  The Sellers’ sister companies, not involved in the transactions, also provide wholesale voice termination and origination services to domestic customers.

The foregoing description of the Asset Purchase Agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is filed herewith as Exhibit 10.77, and is incorporated herein by reference.

The Asset Purchase Agreement contains representations and warranties that each party thereto made to and solely for the benefit of each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the parties to the Asset Purchase Agreement and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the contract or contained in confidential disclosure schedules. Those disclosure schedules contain information that modifies, qualifies or creates exceptions to the representations and warranties set forth in the Asset Purchase Agreement. Moreover, some of those representations and warranties (a) may not be accurate or complete as of any specified date and are modified, qualified and created in important part by the underlying disclosure schedules, (b) may be subject to a contractual standard of materiality different from that generally applicable to stockholders, or (c) may have been used for the purpose of allocating risk between the parties to the Asset Purchase Agreement rather than establishing matters as facts. For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information.

Forward–Looking Statements

This report regarding the Company’s business and operations includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1996. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may,” “expect,” “anticipate,” “intend” or “estimate” or the negative thereof or other variations thereof or comparable terminology. The reader is cautioned that all forward-looking statements are speculative, and there are certain risks and uncertainties that could cause actual events or results to differ from those referred to in such forward-looking statements. This disclosure highlights some of the important risks regarding the Company’s business. The primary risk attributable to the Company is its ability to raise new and continued capital to execute its comprehensive business strategy. Additional risks include uncertainties associated with the integration of businesses following an acquisition, the Company’s ability to comply with its senior debt agreements, concentration of revenue from one source, competitors with broader product lines and greater resources, emergence into new markets, the termination of any of the Company’s significant contracts or partnerships, the Company’s inability to maintain working capital requirements to fund future operations, or the Company’s ability to attract and retain highly qualified management, technical and sales personnel, and the other factors identified by us from time to time in the Company’s filings with the SEC. However, the risks included should not be assumed to be the only things that could affect future performance. We may also be subject to disruptions, delays in collections, or facilities closures caused by potential or actual acts of terrorism, natural disasters or government security concerns.

Item 9.01       FINANCIAL STATMENTS AND EXHIBITS.

(d)           Exhibits.

Exhibit No.	Description
10.77
Asset Purchase and Sale Agreement dated as of August 30, 2013 by and among Fusion Telecommunications International, Inc., Fusion Broadvox Acquisition Corp., BroadvoxGO! LLC and Cypress Communications LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Fusion Telecommunications International, Inc.

September 4, 2013	By:	/s/ Gordon Hutchins, Jr.
Gordon Hutchins, Jr.
as President, Chief Operating Officer and Acting Chief Financial Officer